Exhibit 99.1

Pfenex Earns $15 Million Development Milestone Under its Development and License Agreement With Jazz Pharmaceuticals

SAN DIEGO, December 18, 2019 — Pfenex Inc. (NYSE American: PFNX) today announced that it has earned a $15 million development milestone under its development and license agreement with Jazz Pharmaceuticals plc. The milestone is associated with process development activities for PF745, a long-acting Erwinia asparaginase.

“We are very pleased with the rapid progression of the PF745 program and we believe the Jazz collaboration, overall, further validates the versatility of our proprietary protein expression platform and the quality of our development capabilities,” said Eef Schimmelpennink, Chief Executive Officer of Pfenex. “Additionally, we are excited about Jazz’s recent announcement that the lead product in our partnership, PF743 (JZP-458), is expected to begin recruiting patients into the pivotal Phase 2/3 clinical study as early as this month.”

Under the terms of the development and license agreement, Pfenex is eligible to receive an aggregate total of up to $224.5 million in development and sales milestones, of which $162.5 million is still eligible to be received by Pfenex, including up to $3.5 million for development milestones, $34 million in regulatory milestones and $125 million in sales milestones. Pfenex may also be eligible to receive tiered royalties based on worldwide sales of any products resulting from the collaboration.

About Pfenex Inc.

Pfenex is a development and licensing biotechnology company focused on leveraging its Pfēnex Expression Technology® to develop and improve protein therapies for unmet patient needs. Using the patented Pfēnex Expression Technology platform, Pfenex has created an advanced pipeline of potential therapeutic equivalents, and vaccines. Pfenex’s lead product candidate is PF708, a therapeutic equivalent candidate to Forteo® (teriparatide injection). PF708 has been approved in the U.S. for the treatment of osteoporosis in certain patients at high risk of fracture, and marketing authorization applications are pending in other jurisdictions. In addition, Pfenex is developing hematology/oncology products in collaboration with Jazz Pharmaceuticals, including PF743, a recombinant crisantaspase, and PF745, a recombinant crisantaspase with half-life extension technology. Pfenex also uses its Pfēnex Expression Technology platform to produce CRM197, a diphtheria toxoid carrier protein used in prophylactic and therapeutic vaccines.

Pfenex investors and others should note that Pfenex announces material information to the public about Pfenex through a variety of means, including its website (http://www.pfenex.com/), its investor relations website (http://pfenex.investorroom.com/), press releases, SEC filings, public conference calls, corporate Twitter account (https://twitter.com/pfenex), Facebook page (https://www.facebook.com/Pfenex-Inc-105908276167776/timeline/), and LinkedIn page (https://www.linkedin.com/company/pfenex-inc) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with its disclosure obligations under Regulation FD. Pfenex encourages its investors and others to monitor and review the information Pfenex makes public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Cautionary Note Regarding Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Pfenex’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the future potential of product candidates and the company in general, including Pfenex’s beliefs with respect to its protein production platform and the quality of its development capabilities, Pfenex’s belief that patient recruitment could begin in a pivotal Phase 2/3 clinical study as early as this month, and Pfenex’s expectations with regard to future milestones and royalty payments from Pfenex’s collaboration with Jazz Pharmaceuticals. Pfenex’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual results may differ materially from those indicated by these forward-looking statements as a result of the uncertainties inherent in the clinical drug development process, including, without limitation, Pfenex’s ability to successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates or may require additional clinical trials or modifications to ongoing clinical trials or regulatory pathways; challenges related to commencement, patient enrollment, completion, and analysis of clinical trials; Pfenex’s ability to manage operating expenses; Pfenex’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives; Pfenex’s dependence on third parties for development, manufacture, marketing, sales and distribution of products; unexpected expenditures; litigation and other proceedings regarding intellectual property rights; and difficulties in obtaining and maintaining intellectual property protection for its product candidates. Information on these and additional risks, uncertainties, and other information affecting Pfenex’s business and operating results is contained in Pfenex’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

Contact:

Hans Vitzthum

Managing Director

LifeSci Advisors, LLC.

Office: 617-430-7578

hans@lifesciadvisors.com